Exhibit 3.1

FOURTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

LIQUIDITY SERVICES, INC.

LIQUIDITY SERVICES, INC., a corporation organized and existing under and by virtue of the Delaware General Corporation Law (“DGCL”), does hereby certify as follows:

1.             The present name of the corporation is Liquidity Services, Inc. (the “Corporation”).

2.             The date of filing of the original Certificate of Incorporation of the Corporation with the Secretary of State was November 15, 1999 under the name of Liquidation.com, Inc.

3.             The dates of filing of the Amended and Restated Certificate of Incorporation, the Second Amended and Restated Certificate of Incorporation and Third Restated Certificate of Incorporation of the Corporation with the Secretary of State were January 24, 2000, May 24, 2000 and September 3, 2004, respectively. The date of filing of the Certificate of Amendment to the Third Restated Certificate of Incorporation of the Corporation was January    , 2006.

4.             This Fourth Amended and Restated Certificate of Incorporation restates and integrates and also further amends the provisions of the Certificate of Incorporation of the Corporation as heretofore amended or supplemented.  The Certificate of Incorporation of the Corporation as heretofore amended or supplemented is superseded in its entirety by this Fourth Amended and Restated Certificate of Incorporation.

5.             The Board of Directors of the Corporation adopted resolutions proposing and declaring advisable this Fourth Amended and Restated Certificate of Incorporation in accordance with the provisions of Sections 242 and 245 of DGCL.

6.             The stockholders of the Corporation adopted this Fourth Amended and Restated Certificate of Incorporation in accordance with Sections 242 and 245 of DGCL.

7.             The Certificate of Incorporation of the Corporation as heretofore amended or supplemented is hereby restated and further amended to read in its entirety as follows:

FIRST.   The name of the corporation is Liquidity Services, Inc.

SECOND.  The address of its registered office in the State of Delaware is 2711 Centreville Road, Suite 400, in the City of Wilmington, County of New Castle, Delaware 19808.  The name of its registered agent at such address is Corporation Service Company.

THIRD.   The nature of the business of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware and to possess and exercise all of the powers and privileges granted under such law and the other laws of the State of Delaware.

FOURTH.  The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 125,000,000 shares, consisting of 120,000,000 shares of common stock with a par value of $.001 per share (hereinafter referred to as the “Common Stock”), and 5,000,000 shares of preferred stock with a par value of $.001 per share (hereinafter referred to as the “Preferred Stock”).

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A.            COMMON STOCK

1.             General.  All shares of Common Stock will be identical and will entitle the holders thereof to the same rights, powers and privileges.  The Common Stock shall be subject to all of the rights, privileges, preferences and priorities of the Preferred Stock as set forth in any certificates of designations filed to establish any series of Preferred Stock.

2.             Dividends.  Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors of the Corporation (the “Board of Directors” or the “Board”) and subject to any preferential dividend rights of any then outstanding Preferred Stock.

3.             Dissolution, Liquidation or Winding Up.  In the event of any dissolution, liquidation, or winding up of the Corporation, whether voluntary or involuntary, the holders of the Common Stock, and holders of any class or series of stock entitled to participate therewith, in whole or in part, as to the distribution of assets in such event, shall become entitled to participate in the distribution of any assets of the Corporation remaining after the Corporation shall have paid, or provided for payment of, all debts and liabilities of the Corporation and after the Corporation shall have paid, or set aside for payment, to the holders of any class or series of stock having preference over the Common Stock in the event of dissolution, liquidation or winding up the full preferential amounts (if any) to which they are entitled.

4.             Voting Rights.  Except as otherwise required by law or this Amended and Restated Certificate of Incorporation, each holder of Common Stock shall have one vote in respect of each share of Common Stock held of record by such holder on the books of the Corporation for the election of directors and on all matters submitted to a vote of stockholders of the Corporation.  Except as otherwise required by law or provided herein, holders of Common Stock and any holders of Preferred Stock who are entitled to vote generally with the holders Common Stock, shall vote together as a single class, subject to any special or preferential voting rights of any then outstanding Preferred Stock. There shall be no cumulative voting.

B.            PREFERRED STOCK

The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to provide by resolution for the issuance of shares of Preferred Stock in one or more series and, by filing a certificate pursuant to the applicable law of the State of Delaware (hereinafter referred to as “Preferred Stock Designation”), setting forth such resolution, to establish by resolution from time to time the number of shares to be included in each such series, and to fix by resolution the designation, powers, preferences and relative, participating, optional or other rights, if any, of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

(a)           The designation of the series, which may be by distinguishing number, letter or title.

(b)           The number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding).

(c)           The amounts or rates at which dividends will be payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative.

(d)           Dates at which dividends, if any, shall be payable.

(e)           The redemption rights and price or prices, if any, for shares of the series.

(f)            The terms and amount of any sinking fund, if any, provided for the purchase or redemption of shares of the series.

(g)           The amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

(h)           Whether the shares of the series shall be convertible into, or exchangeable, or redeemable for, shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made.

(i)            The voting rights, if any, of the holders of shares of the series generally or upon specified events.

(j)            Any other rights, powers, preferences, privileges, qualifications, limitations or restrictions of such shares, all as the Board of Directors may deem advisable and are permitted by law.

FIFTH.  The Corporation is to have perpetual existence.

SIXTH.

1.             Management of Business and Affairs of the Corporation.  The business and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors.

2.             Number of Directors.  The number of directors of the Corporation shall be such number as from time to time shall be fixed by, or in the manner provided in, the bylaws of the Corporation, but in no event shall the number of directors be less than three.  Directors need not be stockholders of the Corporation.

3.             Classes of Directors.  The Board of Directors shall be divided into three classes:  Class I, Class II and Class III.  No one class shall have more than one director more than any other class.

4.             Election of Directors.  Elections of directors need not be by written ballot except as and to the extent provided in the By-laws of the Corporation.

5.             Terms of Office.  Class I directors shall initially serve until the 2007 meeting of stockholders; Class II directors shall initially serve until the 2008 meeting of stockholders; and Class III directors shall initially serve until the 2009 meeting of stockholders. Commencing with the annual meeting of stockholders in 2007, directors of each class the term of which shall then expire shall be elected to hold office for a three-year term and until the election and qualification of their respective successors in office and be subject to his or her earlier death, resignation or removal.

6.             Allocation of Directors Among Classes in the Event or Increases or Decreases in the Number of Directors.  In the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as director of the class of which he or she is a member until the expiration of such director’s current term or his or her prior death, resignation or removal and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to ensure that no one class has more than one director more than any other class.  To the extent possible, consistent with the foregoing rule, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation, and any newly eliminated directorships shall be subtracted from those classes whose terms of offices are to expire at the earliest dates following such allocation, unless otherwise provided for from time to time by resolution adopted by a majority of the directors then in office, though less than a quorum.  No decrease in the number of directors constituting the whole Board of Directors shall shorten the term of an incumbent director.

7.             Vacancies.  Subject to the rights of holders of any class or series of capital stock then outstanding to elect directors under specified circumstances, any vacancy in the Board of Directors and any newly-created directorship, however occurring, including a newly-created directorship resulting from an enlargement of the Board of Directors, may be filled only by vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director.  A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office, if applicable, and a director chosen to fill a position resulting from an increase in the number of directors shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal.

8.             Removal.  Subject to the rights of holders of any class or series of capital stock then outstanding, any director, or the entire Board, may be removed from office at any time, but only for cause and only by the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

9.             Stockholder Nominations and Introduction of Business, Etc.  Advance notice of stockholder nominations for election of directors and other business to be brought by stockholders before a meeting of stockholders shall be given in the manner provided in the By-laws of the Corporation.

SEVENTH.  A director of the corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. If the General Corporation Law of the State of Delaware is amended after the effective date of this Amended and Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

Any amendment, modification or repeal of the foregoing paragraph shall not adversely affect any right or protection of a director of the corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

EIGHTH.  Stockholders of the Corporation may not take any action by written consent in lieu of a meeting.

NINTH.  Special meetings of stockholders may be called at any time only by the President, the Chairman of the Board of Directors (if any), or a majority of the Board of Directors.  Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

TENTH.  In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board of Directors shall have the power to adopt, amend, alter or repeal the Corporation’s By-laws. The affirmative vote of a majority of the directors present at any regular or special meeting of the Board of Directors at which a quorum is present shall be required to adopt, amend, alter or repeal the Corporation’s By-laws. The Corporation’s By-laws also may be adopted, amended, altered or repealed by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

ELEVENTH.   The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this article.

TWELVETH.  The Corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

THIRTEENTH.   Notwithstanding anything to the contrary elsewhere contained in this Amended and Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal, or to adopt any provision inconsistent with, the following Articles of this Amended and Restated Certificate of Incorporation: Articles FIFTH, SIXTH, SEVENTH, EIGHTH, NINTH, TENTH, ELEVENTH and THIRTEENTH.

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IN WITNESS WHEREOF, the undersigned has hereunto signed his name and affirms that the statements made in this Fourth Amended and Restated Certificate of Incorporation are true under the penalties of perjury this     day of         2006.

William P. Angrick, III
Chairman and Chief Executive Officer